UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule

14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting material Pursuant to Rule 14a-12

MEDIA GENERAL, INC.

(Name of Registrant as Specified In Its Charter)

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4) Date Filed: _______________________________________________________________

On April 18, 2008, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. issued a letter to the stockholders of Media General, Inc in connection with the upcoming 2008 annual meeting of stockholders of Media General, Inc. A copy of the April 18, 2008 press release is attached hereto as Exhibit 1.

Exhibit 1

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

THE MEDIA GENERAL ANNUAL MEETING IS NOW ONLY A FEW DAYS AWAY. YOUR VOTE

FOR GENE DAVIS, F. JACK LIEBAU, JR. AND J. DANIEL SULLIVAN, TRULY INDEPENDENT

CLASS A NOMINEES COMMITTED TO SERVING YOUR INTEREST, IS VITALLY IMPORTANT.

WE URGE YOU TO VOTE YOUR SHARES TODAY, BY TELEPHONE OR INTERNET, FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED GREEN PROXY CARD.

April 18, 2008

Dear Fellow Stockholder:

By now you have probably read management’s letter to stockholders dated April 14, and you may have questions about the allegations contained in it. You probably have also noticed management’s increasingly harsh tone in their other recent communications to stockholders. In advance of Media General’s annual meeting coming up on Thursday, April 24, we’d like to shed some light on the company’s statements and set the record straight.

Harbinger’s Three Nominees Are The Only Right Choice

Management has been trying to convince you that their nominees for the three Class A director seats are better qualified than the three outstanding individuals we have nominated. We believe nothing could be further from the truth, and like you, we are astonished that management still hasn’t conceded this point, especially in light of all the third party support we have been receiving. The company’s nominees include two professors with no stated business or finance experience (other than sitting on the Media General board) and an ex-banker with no other media experience who has sat on the Media General board for 19 years, including the period of massive destruction of shareholder value over the last several years. In contrast, our three nominees are all highly successful business people with deep expertise in and knowledge of broadcasting, newspapers and the Internet. Our three nominees are:

J. Daniel Sullivan, a highly respected, extremely successful 35-year broadcasting veteran who started on the ground floor, rose through the ranks, and ultimately operated, managed or owned over 60 different television stations. He also founded and ran three large broadcasting companies over his career and is credited with creating enormous value for stockholders over the decades. In addition, Dan led the Internet strategy at each of the last three companies he ran.

F. Jack Liebau, Jr., a lifelong investment professional who is president and founder of his own asset management company and was prior to that a portfolio manager at a large investment firm. He has spent his professional career serving as a responsible long-term shareholder on behalf of his clients, focused on things that matter to investors – maximizing shareholder value and ensuring good corporate governance. Jack is an acknowledged expert on the newspaper industry having covered it for many years and is often quoted in the national media regarding his views on media companies. Jack has been analyzing Media General and its peers for more than 20 years.

Eugene I. Davis, chairman of a consulting company that specializes in turn-around management and strategic planning for companies across a wide range of industries. He has held positions as CEO, COO and CFO of public companies and has served on the boards of numerous companies that, like Media General, were facing serious challenges or going through a major transition. Gene boasts a long list of huge successes helping to create shareholder value during his tenure as an officer or board member of the companies he has served. Gene also has significant business experience in media, having been a director of two broadcast companies and currently serving as a chairman of a publishing company.

As stockholders of Media General, we believe we would be extremely fortunate to have these three outstanding individuals join the board and bring their combined experience, judgment, independence and accountability to benefit all shareholders. As you may have already noticed, both ISS Governance Services and Glass Lewis, the two leading independent proxy voting advisory firms used by thousands of institutional investors, have recommended that their clients all vote the GREEN proxy for one and two of our nominees, respectively, and in each case not to vote for any of management’s nominees. In addition the company’s largest Class A stockholder GAMCO, has also publically stated its support for all three of our nominees.

Harbinger Is Completely Aligned With You

Management has engaged in fear-mongering about us for months and has been trying to convince you that Harbinger’s interests run counter to yours. This is simply untrue. In fact, our interests are 100% aligned with yours. We are the company’s second largest shareholder, we have millions of dollars at stake in the same exact type of shares in the company that you own, and like you we only benefit when all shareholders benefit from an increase in the value of the company’s stock. As you may know, we have a history of providing long-term support to companies that face serious challenges or are out of favor, such as is currently the case with Media General. In this case, we are trying to help the company by nominating outstanding candidates who will bring fresh ideas and valuable perspective to the company’s board. We have also continued to spend months analyzing the company, comparing it to its peers, listening to management, probing its challenges and opportunities, identifying what it needs to do better, and formulating a prescription for the company going forward – all for the purpose of helping to enhance its strategy and operational execution in order to increase the value of the shares that you and we both hold.

We Understand The Company, But The Company Still Needs Change

Management has been trying to convince you that you should be satisfied with the company’s operations over the last few years, also that management and the board have done their best with the newspaper, television and website assets they manage on behalf of their shareholders. But like us, you probably disagree or believe their best is simply not good enough. As you undoubtedly know, the company’s stock has underperformed not only compared to the overall market but also its media peers, and this is the clearest evidence you can have. Management has said they and the board have the right strategy for the company, but take a look at what has happened under their watch:

The evidence doesn’t stop there. What management hasn’t told you is that the company also substantially underperforms compared to its peers in terms of cash flow margins, excessive spending, return on assets, financial leverage and other key measures. We believe the company has massively overpaid for assets – and has made contradictory statements to shareholders regarding about how much they paid. We believe the company has distracted itself by buying non-core Internet companies that, in our view, are not at all appropriate for Media General to own given that the company could easily have purchased online game and online coupon features and services on a piecemeal basis to service its needs. And finally, the company just today reported a net loss of over $20 million for the first three months of 2008.

We Have Offered Specific Recommendations To Rebuild Shareholder Value

Like you, we don’t think the company’s performance has been acceptable, which is why we have carefully formulated a series of strategic initiatives and operational steps that we’ve recommended to rebuild shareholder value. They include:

Pursue broadcast duopoly and retransmission consent revenue opportunities

Reduce spending across the board and apply more rigorous payback analysis to all spending decisions

Be more disciplined on purchase price and more realistic on projections when evaluating future acquisitions

Sell the company’s non-core Internet ventures (BlockDot, DealTaker.com, and NTN Buzztime) and instead buy those features and services piecemeal as needed

Refocus the company’s online strategy on enhancing the websites tied to the company’s television and newspaper properties

Consider selling the Providence, RI and Columbus, OH stations to regain regional focus and pay down debt substantially

Consider alternatives for the challenged Florida publishing properties

Tie management compensation more directly to the creation of shareholder value and hold management at all levels more accountable for their performance

Apply more rigorous analysis to emphasize impact on shareholder value to determine capital allocation decisions

Cut costs more aggressively

Carefully consider the full range of strategic options (i.e. not just a sale) for individual properties, divisions etc. and also financing transactions, spin-offs, mergers, joint ventures etc.

More aggressively reduce debt and consider reducing the company’s dividend to accelerate debt reduction

As you can see, these steps would build directly on the company’s core long-term strengths as a regional television/newspaper/website company. But our recommendations are also substantially different than the company’s current direction and we believe they would put an end to the status quo.

For your reference, you can find our detailed presentation, entitled “Rebuilding Value at Media General,” at the following Internet address:

http://www.sec.gov/Archives/edgar/data/216539/000095014208000718/dfan14a_media040108.htm

Please Vote The GREEN Proxy Card Today

We believe, as you probably also realize by now, that the company’s attempts to disparage us and distort the above facts – about our three nominees, our interests which are aligned with all other public shareholders, and our prescription/recommendations for rebuilding shareholder value are nothing more than a desperate attempt to deprive you of truly independent representation on the board of directors.

However, the good news is that the public shareholders now have a genuine choice. Don’t let management prevent you from benefitting from the outstanding experience, judgment, independence and accountability which we believe our three outstanding director candidates would bring to the board.

To help achieve a turnaround at the company and help establish truly independent board representation for the public shareholders, we urge you to vote for our three outstanding nominees by using the telephone or Internet voting procedures described on the enclosed GREEN proxy card.

Do not sign any WHITE proxy cards from the company, and please DISCARD them. If you have already signed the company’s card, you may revoke it by delivering a later-dated GREEN proxy card in the enclosed postage-prepaid envelope or voting by telephone or on the Internet as described on the enclosed GREEN proxy card. Only your latest dated, executed vote counts.

If you have any questions about voting, or for more information, please call our proxy solicitors, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Thank you for your support,

HARBINGER CAPITAL PARTNERS

MASTER FUND I, LTD.

HARBINGER CAPITAL PARTNERS

SPECIAL SITUATIONS FUND, L.P.

IMPORTANT

On March 19, 2008, Harbinger filed a definitive proxy statement with the SEC to solicit proxies in connection with the 2008 Annual Meeting of stockholders of Media General, Inc. to be held on April 24, 2008. Company stockholders are encouraged to read the definitive proxy statement and other proxy materials relating to the 2008 Annual Meeting because they contain important information, including a description of who may be deemed to be “participants” in the solicitation of proxies and the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation. Such proxy materials are available at no charge on the SEC’s website at http//www.sec.gov. In addition, stockholders may also obtain a free copy of the definitive proxy statement and other proxy materials by contacting our proxy solicitors, Innisfree M&A Incorporated, toll free at (888) 750-5834.

YOUR VOTE IS VERY IMPORTANT

Please take a moment now to vote your shares of Media General, Inc. Class A Stock for the upcoming 2008 Annual Meeting of stockholders

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Call toll-free from the U.S. or Canada at 1-866-353-7846 on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1348. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/meg, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet or wish to vote by mail, please sign, date and return the proxy card in the envelope provided, or mail to: Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the “Harbinger”), c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

X	Please mark your vote as in this example

HARBINGER RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AND TO GRANT DISCRETIONARY AUTHORITY TO THE PROXY HOLDERS TO VOTE ON ALL MATTERS AS MAY PROPERLY COME BEFORE THE 2008 ANNUAL MEETING FOR APPROVAL BY THE CLASS A STOCKHOLDERS.

G R E E N P R O X Y C A R D

Proposal 1: To elect the Harbinger nominees, 01-Eugene I. Davis, 02-F. Jack Liebau, Jr. and

03-Daniel Sullivan as Class A directors. If elected, such nominees will constitute three out of nine members of the Media General, Inc. board of directors.

	FOR ALL	WITHHOLD FROM ALL	FOR ALL EXCEPT
	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).

Other Matters: To vote in their discretion on all other matters as may properly come before the annual meeting to which the Class A stockholders are entitled to vote on, including any motion to adjourn or postpone the meeting or other matters incidental to the conduct of the meeting.

Date: ___________________________________, 2008 _____________________________________________ Signature

_____________________________________________
Signature (if held jointly)

_____________________________________________
Title(s), if any

Please sign exactly as your name(s) appear hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees, partners and authorized officers of corporations should indicate their positions when signing.

Your signature on this proxy is acknowledgment of the receipt of our proxy statement dated March 19, 2008. Your signature revokes all proxies previously given by you to vote at the 2008 Annual Meeting.

PLEASE SEE REVERSE SIDE FOR

THREE EASY WAYS TO VOTE!

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

G R E E N P R O X Y C A R D	MEDIA GENERAL, INC. 2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P., HARBINGER CAPITAL PARTNERS OFFSHORE MANAGER, L.L.C., HMC INVESTORS, L.L.C., HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS GP, LLC, HMC – NEW YORK, INC., HARBERT MANAGEMENT CORPORATION, PHILIP FALCONE, RAYMOND J. HARBERT, MICHAEL D. LUCE, EUGENE I. DAVIS, F. JACK LIEBAU, JR., AND J. DANIEL SULLIVAN

The undersigned appoints and constitutes Joseph Cleverdon and John McCullough, and each of them, as proxies, with full power of substitution, to represent the undersigned at the 2008 Annual Meeting of stockholders of Media General, Inc., a Virginia corporation, to be held at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia, on Thursday, April 24, 2008, at 11:00 a.m. Eastern Time, and at any adjournment, postponement or any special meeting that may be called in lieu thereof, hereby revoking any proxies previously given, to vote all Class A Stock that the undersigned is entitled to vote as directed below, and in their discretion upon such other matters as may come before the meeting for approval by the Class A stockholders. IF YOU RETURN A VALIDLY EXECUTED PROXY CARD, AND DO NOT PROVIDE DIRECTION ON A PROPOSAL, YOUR SHARES WILL BE VOTED “FOR” ANY SUCH PROPOSAL

YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE YOUR PROXY TODAY

(Continued and to be signed and dated on the reverse side)

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD. AND

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

               ATTENTION MEDIA GENERAL, INC. STOCKHOLDERS:

TIME IS SHORT. PLEASE FOLLOW THE INSTRUCTIONS BELOW TO VOTE BY TELEPHONE OR THE INTERNET TO INSURE YOUR VOTE IS RECEIVED IN TIME!

VOTE BY TELEPHONE		VOTE BY INTERNET

Using a touch-tone telephone, call the toll-free number which appears on your enclosed Voting Form.		Go to website: WWW.PROXYVOTE.COM
Just follow these four easy steps:		Just follow these four easy steps:
1. 2. 3. 4.	Read the accompanying Proxy material and enclosed Voting Form. Call the toll-free number located on your Voting Form. Enter your 12-digit Control Number located on your Voting Form. Follow the simple recorded instructions.	1. 2. 3. 4.	Read the accompanying Proxy material and enclosed Voting Form. Go to the website www.proxyvote.com. Enter your 12-digit Control Number located on your Voting Form. Follow the simple instructions.

If you vote by telephone or Internet, you need not return your Voting Form. Thank you for your support!